EXHIBIT 24.3

POWER OF ATTORNEY

The undersigned authorizes and appoints James R. Hull and Michael R. Meyers, each of them severally, acting alone and without the other, as his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them severally, acting alone and without the other, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/Royce Yudkoff

Royce Yudkoff